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                                                                    EXHIBIT 11.1
                         SOUTHWESTERN LIFE CORPORATION
                         (FORMERLY I.C.H. CORPORATION)
            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
             ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                   THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                        JUNE 30,                    JUNE 30,
                                                                -------------------------   -------------------------
                                                                   1994          1993          1994          1993
                                                                -----------   -----------   -----------   -----------
                                                                                                          (RESTATED)
Computation for statements of earnings:
  Operating earnings (loss)...................................  $     4,738   $    (8,476)  $   (34,631)  $    97,147
  Less dividends on preferred stock...........................       (3,500)       (7,700)       (7,825)      (15,400)
                                                                -----------   -----------   -----------   -----------
  Operating earnings (loss) applicable to common stock........        1,238       (16,176)      (42,456)       81,747
  Cumulative effect to January 1, 1993 of change in method of
   accounting for postretirement benefits.....................                                                 (1,812)
  Extraordinary losses........................................                       (129)                     (1,360)
                                                                -----------   -----------   -----------   -----------
  Net earnings (loss) applicable to common stock..............  $     1,238   $   (16,305)  $   (42,456)  $    78,575
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
  Weighted average common shares outstanding..................   47,829,460    47,918,802    47,853,939    47,913,409
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
  Earnings (loss) per common share:
    Operating earnings (loss).................................         $.03         $(.34)        $(.89)        $1.71
    Cumulative effect to January 1, 1993 of change in method
     of accounting for postretirement benefits................                                                   (.04)
    Extraordinary losses......................................                                                   (.03)
                                                                        ---          ----          ----          ----
      Net earnings (loss).....................................         $.03         $(.34)        $(.89)        $1.64
                                                                        ---          ----          ----          ----
                                                                        ---          ----          ----          ----
Additional computations (A):
  Weighted average common shares outstanding..................   47,829,460    47,918,802    47,853,939    47,913,409
  Incremental common shares applicable to common stock options based on the common stock daily average market price during
   the period.................................................      528,046       873,128       688,831       933,785
                                                                -----------   -----------   -----------   -----------
  Weighted average common shares, as adjusted.................   48,357,506    48,791,930    48,542,770    48,847,194
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
  Weighted average common shares outstanding..................   47,829,460    47,918,802    47,853,939    47,913,409
  Incremental common shares applicable to common stock options based on the more dilutive of the common stock ending or
   daily average market price during the period...............      528,046       873,128       689,018       960,635
  Assumed conversion of convertible preferred shares..........    6,153,755     7,867,466     6,153,755     7,867,466
                                                                -----------   -----------   -----------   -----------
  Weighted average common shares, assuming full dilution......   54,511,261    56,659,396    54,696,712    56,741,510
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
  Net earnings (loss) applicable to common stock assuming
   conversion of convertible preferred stock..................  $     4,738   $   (12,127)  $   (34,631)  $    86,931
                                                                -----------   -----------   -----------   -----------
                                                                -----------   -----------   -----------   -----------
Earnings (loss) per common share:
  Average shares outstanding:
    Operating earnings (loss).................................         $.03         $(.33)        $(.87)        $1.68
    Cumulative effect to January 1, 1993 of change in method
     of accounting for postretirement benefits................                                                   (.04)
    Extraordinary losses......................................                                                   (.03)
                                                                        ---          ----          ----          ----
      Net earnings (loss).....................................         $.03         $(.33)        $(.87)        $1.61
                                                                        ---          ----          ----          ----
                                                                        ---          ----          ----          ----
  Fully diluted, assuming conversion of all applicable
   securities (B):
    Operating earnings (loss).................................         $.09         $(.21)        $(.63)        $1.58
    Cumulative effect to January 1, 1993 of change in method
     of accounting for postretirement benefits................                                                   (.03)
    Extraordinary losses......................................                                                   (.02)
                                                                        ---          ----          ----          ----
      Net earnings (loss).....................................         $.09         $(.21)        $(.63)        $1.53
                                                                        ---          ----          ----          ----
                                                                        ---          ----          ----          ----
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(A)  These calculations are submitted in accordance with Securities Exchange Act of  1934 Release No. 9083, although not required by footnote 2 to paragraph
     14 of Accounting  Principles Board Opinion  No. 15 because  they result  in dilution of less than 3% or antidilution.

(B) Fully diluted earnings in 1994 and the three months ended June 30, 1993 as reflected in this exhibit are considered "antidilutive" because they result in per share earnings that exceed per share earnings as determined on the primary basis or per share losses that are less than per share losses as determined on the primary basis. Fully diluted earnings per share in 1994 and the three months ended June 30, 1993 as reflected in the consolidated statement of earnings (loss) were determined based on primary earnings per share calculations as a result of such antidilution.
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